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                                                                     EXHIBIT 4.2


                         ASSIGNMENT AND ASSUMPTION OF
                           AND AMENDMENT #1 TO THE
                              DEPOSIT AGREEMENT

         This Assignment and Assumption of and Amendment #1 to the Deposit Agreement (this "Agreement") is made as of this 31st day of January, 1996, by and among Boatmen's Bancshares, Inc., a corporation duly organized and existing under the laws of the State of Missouri ("Boatmen's"), Acquisition Sub, Inc., a corporation duly organized and existing under the laws of the State of Kansas and wholly-owned subsidiary of Boatmen's ("Acquisition Sub"), Boatmen's Trust Company, a corporation duly organized and existing under the laws of the State of Missouri and wholly-owned subsidiary of Boatmen's (the "New Depositary") and BANK IV, National Association, a national banking association and wholly-owned subsidiary of Acquisition Sub (the "Old Depositary").

                                 WITNESSETH:

         WHEREAS, Fourth Financial Corporation, a corporation formerly duly organized and existing under the laws of the State of Kansas ("Fourth"), the Old Depositary and the holders of Receipts (as defined in the Deposit Agreement) were the original parties to that certain Deposit Agreement, dated February 24, 1992 (the "Deposit Agreement"), a copy of which is attached hereto as Exhibit A, which provides for the deposit with the Old Depositary of shares of Class A Cumulative Convertible Preferred Stock, $100 par value, of Fourth and for the issuance of Receipts and under which the Old Depositary acts as Registrar, Transfer Agent and Depositary (as such terms are defined in the Deposit Agreement) with respect to said Receipts, all subject to the terms and conditions set forth in the Deposit Agreement; and

         WHEREAS, effective as of the date hereof, Fourth merged (the "Merger") with and into Acquisition Sub pursuant to that certain Agreement and Plan of Merger, dated August 25, 1995, by and among Boatmen's, Acquisition Sub and Fourth (the "Merger Agreement"), under which Merger Acquisition Sub by operation of law assumed the Deposit Agreement and pursuant to which Merger Agreement the Class A Cumulative Convertible Preferred Stock, $100 par value, of Fourth was converted into the right to a like number of shares of Cumulative Convertible Preferred Stock, Series A, $100 stated value, of Boatmen's; and

         WHEREAS, the parties hereto desire that Acquisition Sub assign and Boatmen's assume the rights, privileges, duties and obligations that Acquisition Sub acquired from Fourth under the Merger by operation of law which arise or accrue after the date of this Agreement and which are set forth in the Deposit Agreement, as amended herein; and

         WHEREAS, the Old Depositary desires to resign as Registrar, Transfer Agent and Depositary with respect to said Receipts and Boatmen's desires to appoint the New Depositary as Registrar, Transfer Agent and Depositary with respect to said Receipts, all subject to the terms and conditions set forth in the Deposit Agreement; and

         WHEREAS, the parties hereto desire to amend the Deposit Agreement as set forth herein.

         NOW, THEREFORE, in consideration of the premises, the parties hereto agree as follows:
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             ASSIGNMENT, ASSUMPTION, RESIGNATION AND APPOINTMENT

         Section 1.01.  Assignment.  Acquisition Sub hereby assigns to Boatmen's
                        ----------
all of the rights, privileges, duties and obligations that Acquisition Sub acquired from Fourth under the Merger by operation of law which arise or accrue after the date of this Agreement and which are set forth in the Deposit Agreement, as amended herein.

         Section 1.02.  Assumption.  Boatmen's hereby assumes from Acquisition
                        ----------
Sub all of the rights, privileges, duties and obligations that Acquisition Sub acquired from Fourth under the Merger by operation of law which arise or accrue after the date of this Agreement and which are set forth in the Deposit Agreement, as amended herein.

         Section 1.03.  Resignation.  Pursuant to Section 5.04 of the Deposit
                        -----------
Agreement, the Old Depositary hereby resigns, effective immediately, as Registrar, Transfer Agent and Depositary under the Deposit Agreement.

         Section 1.04.  Appointment and Acceptance.  Pursuant to Section 5.04
                        --------------------------
of the Deposit Agreement, (i) Boatmen's hereby appoints the New Depositary, effective immediately, as Registrar, Transfer Agent and Depositary under the Deposit Agreement, (ii) the New Depositary hereby accepts such appointment, and
(iii) the Old Depositary hereby (a) transfers to the New Depositary all rights and powers of the Old Depositary under the Deposit Agreement, as amended herein, (b) delivers to the New Depositary a list of the record holders of all outstanding Receipts, and (c) assigns, transfers and delivers all of its right, title and interest in the Deposited Stock (as defined in the Deposit Agreement) and any moneys or property held by the Old Depositary under the Depositary Agreement.

                                 AMENDMENT #1

         The Deposit Agreement is hereby amended as follows:

         Section 2.01.  Amended Definitions.  Article I of the Deposit
                        -------------------
Agreement is hereby amended as follows:

                 a. The definition of "Common Stock" is hereby amended to read as follows:

                          "The term "Common Stock" shall mean the common stock, par value $1.00 per share, of the Company or any security into which the Common Stock may be converted."

                 b. The definition of "Company" is hereby amended to read as follows:

                          "The term "Company" shall mean Boatmen's Bancshares, Inc., incorporated under the laws of the State of Missouri and its successors."

                 c. The definition of "Depositary" is hereby amended to read as follows:



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                          "The term "Depositary" shall mean Boatmen's Trust
                          Company, incorporated under the laws of the State of Missouri, and any successor in its role as Depositary, Registrar and Transfer Agent hereunder."

                 d. The definition of "Registrar" is hereby amended to read as follows:

                          "The term "Registrar" shall mean Boatmen's Trust Company, incorporated under the laws of the State of Missouri, or any bank or trust company which shall be appointed to register ownership and transfers of Receipts as herein provided."

                 e. The definition of "Registration Statement" is hereby amended to read as follows:

                          "The term "Registration Statement" shall mean the Registration Statement on Form S-4 of the Company (Registration No. 33-64087), declared effective on November 9, 1995 relating to, among other things, the offering of the Depositary Shares."

                 f. The definition of "Securities Division" is hereby amended to read as follows:

                          "The term "Securities Division" shall mean the principal office of the Depositary in St. Louis, Missouri, at which at any particular time its corporate trust business shall have the responsibilities for the administration of this Agreement and obligations hereunder."

                 g. The definition of "Stock" is hereby amended to read as follows:

                          "The term "Stock" shall mean shares of the Company's Cumulative Convertible Preferred Stock, Series A, stated value $100 per share."

                 h. The definition of "Transfer Agent" is hereby amended to read as follows:

                          "The term "Transfer Agent" shall mean Boatmen's Trust Company, incorporated under the laws of the State of Missouri, or any bank or trust company which shall be appointed to transfer the Receipts as herein provided."

         Section 2.02.  Amended Notice Provision.  Article VII, Section 7.04,
                        ------------------------
paragraph 1, of the Deposit Agreement is hereby amended to read as follows:

                          "Any and all notices to be given to the Company hereunder or under the Receipts shall be in writing and shall be deemed to have been duly given if personally delivered or sent by mail or by telegram or telex confirmed by letter, addressed to the Company at One Boatmen's Plaza, 800 Market Street, St. Louis, Missouri 63101, attention Corporate Secretary,


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                          or at any other place of which the Company has
                          notified the Depositary in writing."

         Section 2.03.  Amended Form of Certificate of Designation.  The
                        ------------------------------------------
Company's Form of Certificate of Designation, attached to the original Deposit Agreement as Exhibit A, is hereby replaced as set forth in Exhibit B attached hereto.

         Section 2.04.  Amended Form of Receipts.  The Form of Receipts,
                        ------------------------
attached to the original Deposit Agreement as Exhibit B, is hereby replaced as set forth in Exhibit C attached hereto.

         IN WITNESS WHEREOF, Boatmen's, Acquisition Sub, the New Depositary and the Old Depositary have duly executed this Agreement as of the day and year first set forth above.

                                        BOATMEN'S BANCSHARES, INC.

                                        By:  /s/ Gregory L. Curl
                                           -------------------------------------
                                        Name:  Gregory L. Curl
                                        Title:  Vice Chairman


                                        ACQUISITION SUB, INC.

                                        By:  /s/ Gregory L. Curl
                                           -------------------------------------
                                        Name:  Gregory L. Curl
                                        Title:  President


                                        BOATMEN'S TRUST COMPANY

                                        By:  /s/ H. E. Bradford
                                           -------------------------------------
                                        Name:  H. Eugene Bradford
                                             -----------------------------------
                                        Title:  Senior Vice President
                                              ----------------------------------


                                        BANK IV, NATIONAL ASSOCIATION

                                        By:  /s/ K. Gordon Greer
                                           -------------------------------------
                                        Name:  K. Gordon Greer
                                             -----------------------------------
                                        Title:  Chairman
                                              ----------------------------------


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